EXHIBIT 99.1
       N E W S   B U L L E T I N
                 FROM:                                    RE:

       FINANCIAL RELATIONS BOARD            EMPIRE FINANCIAL HOLDING COMPANY
                                            2170 West State Road 434
                                            Suite 100
                                            Longwood, FL 32779
                                            AMEX: EFH
FOR FURTHER INFORMATION:

AT THE COMPANY:                    AT FINANCIAL RELATIONS BOARD:
Donald A. Wojnowski Jr.            Kristen McNally                         Rose Tucker
President                          General Information                     Investor/Analyst Information
(407) 774-1300                     (310) 407-6548                          (310) 407-6522
investorrelations@empirenow.com    kmcnally@financialrelationsboard.com    rtucker@financialrelationsboard.com
-------------------------------    ------------------------------------    -----------------------------------

JUNE 25, 2004

                  EMPIRE FINANCIAL ANNOUNCES GAGNE RESIGNATION

LONGWOOD, Fla., June 25, 2004 -- Empire Financial Holding Company (Amex: EFH), a financial brokerage services firm serving retail and institutional clients, today announced the resignation, effective immediately, of Kevin M. Gagne, its Chairman of the Board and Chief Executive Officer. Mr. Gagne's resignation follows his voluntarily unpaid leave of absence pending the resolution of the previously announced SEC investigation into the trading of mutual fund shares on behalf of clients of the Company.

Empire Financial also announced that its President, Donald A. Wojnowski Jr., was elected to the Company's Board of Directors, filling the position vacated by Mr. Gagne.

ABOUT EMPIRE FINANCIAL HOLDING COMPANY

Empire Financial Holding Company, through its wholly owned subsidiary, Empire Financial Group, Inc., provides full-service retail brokerage services through its network of independently owned and operated offices and discount retail securities brokerage via both the telephone and the Internet. Through its market-making and trading division, the Company offers securities order execution services for unaffiliated broker dealers and makes markets in domestic and international securities. Empire Financial also provides turn-key fee based investment advisory and registered investment advisor custodial services through its wholly owned subsidiary, Empire Investment Advisors, Inc.

                                    - MORE -

EMPIRE FINANCIAL HOLDING COMPANY
PAGE 2 OF 2

FORWARD-LOOKING STATEMENT DISCLAIMER

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties or other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, without limitation, the ability of the Company to continue as a going concern, fluctuations in the volume of transactional services provided by the Company, competition with respect to financial services commission rates, the effect of general economic and market conditions, factors affecting the securities brokerage industry as well as other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.


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